Exhibit 10.22

APPTIO, INC.

2016 EQUITY INCENTIVE PLAN

RESTRICTED STOCK AWARD AGREEMENT

Unless otherwise defined herein, the terms defined in the Apptio, Inc. 2016 Equity Incentive Plan (the “Plan”) will have the same defined meanings in this Restricted Stock Award Agreement (the “Award Agreement”), which includes the Notice of Restricted Stock Grant (the “Notice of Grant”), the Terms and Conditions of Restricted Stock Grant attached hereto as Exhibit A (the “Restricted Stock Terms”), and any other exhibits attached hereto.

NOTICE OF RESTRICTED STOCK GRANT

Participant Name:

Address:

Participant has been granted the right to receive an Award of Restricted Stock, subject to the terms and conditions of the Plan and the Award Agreement, as follows:

Grant Number

Date of Grant

Vesting Commencement Date

Number of Shares of Restricted Stock

Vesting Schedule:

Subject to Section 3 of the Restricted Stock Terms or any acceleration provisions contained in the Plan or set forth below, these Shares of Restricted Stock will vest and the Company’s right to reacquire these Shares of Restricted Stock will lapse in accordance with the following schedule:

[INSERT VESTING SCHEDULE]

In the event Participant ceases to be a Service Provider (as described in Section 3 of the Restricted Stock Terms) for any or no reason before Participant vests in these Shares of Restricted Stock, these Shares of Restricted Stock will be immediately forfeited and automatically transferred to and reacquired by the Company at no cost to the Company upon the date of such termination, and Participant will have no further rights hereunder.

(Signature page follows.)

By Participant’s signature and the signature of the Company’s representative below, Participant and the Company agree that this Award of Restricted Stock is granted under and governed by the terms and conditions of the Plan and the Award Agreement, including all exhibits hereto, all of which are made a part of this document. Participant has reviewed the Plan and the Award Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing the Award Agreement and fully understands all provisions of the Plan and Award Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and the Award Agreement. Participant further agrees to notify the Company upon any change in the residence address indicated below.

PARTICIPANT:	APPTIO, INC.

Signature	By

Print Name	Print Name

Residence Address:
Title

EXHIBIT A

TERMS AND CONDITIONS OF RESTRICTED STOCK GRANT

Capitalized terms used but not defined in this Exhibit A shall have the same meanings assigned to them in the Plan and/or the Notice of Grant.

1. Grant. The Company hereby grants to the individual named in the Notice of Grant (“Participant”) an Award of Restricted Stock, subject to all of the terms and conditions of the Plan, which is incorporated herein by reference, and the terms and conditions of the Award Agreement, which includes the Notice of Grant, the Restricted Stock Terms, and any other exhibits attached hereto. Subject to Section 19(c) of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of the Award Agreement, the terms and conditions of the Plan will prevail.

2. Escrow of Shares.

(a) All of these Shares of Restricted Stock will, upon execution of the Award Agreement, be delivered and deposited with an escrow holder designated by the Company (the “Escrow Holder”). These Shares of Restricted Stock will be held by the Escrow Holder until such time as the Shares of Restricted Stock vest or the date Participant ceases to be a Service Provider.

(b) The Escrow Holder will not be liable for any act it may do or omit to do with respect to holding these Shares of Restricted Stock in escrow while acting in good faith and in the exercise of its judgment.

(c) Upon Participant’s termination as a Service Provider for any reason, the Escrow Holder, upon receipt of written notice of such termination, will take all steps necessary to accomplish the transfer of the unvested Shares of Restricted Stock to the Company. Participant hereby appoints the Escrow Holder with full power of substitution, as Participant’s true and lawful attorney-in-fact with irrevocable power and authority in the name and on behalf of Participant to take any action and execute all documents and instruments, including, without limitation, stock powers which may be necessary to transfer the certificate or certificates evidencing such unvested Shares of Restricted Stock to the Company upon such termination.

(d) The Escrow Holder will take all steps necessary to accomplish the transfer of these Shares of Restricted Stock to Participant after they vest following Participant’s request that the Escrow Holder do so.

(e) Subject to the terms hereof, Participant will have all the rights of a stockholder with respect to these Shares of Restricted Stock while they are held in escrow, including without limitation, the right to vote such Shares and to receive any cash dividends declared thereon.

(f) In the event of any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split,

reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares, these Shares of Restricted Stock will be increased, reduced or otherwise changed, and by virtue of any such change Participant will in his or her capacity as owner of unvested Shares of Restricted Stock be entitled to new or additional or different shares of stock, cash or securities (other than rights or warrants to purchase securities); such new or additional or different shares, cash or securities will thereupon be considered to be unvested Shares of Restricted Stock and will be subject to all of the conditions and restrictions which were applicable to the unvested Shares of Restricted Stock pursuant to the Award Agreement. If Participant receives rights or warrants with respect to any unvested Shares of Restricted Stock, such rights or warrants may be held or exercised by Participant, provided that until such exercise any such rights or warrants and after such exercise any shares or other securities acquired by the exercise of such rights or warrants will be considered to be unvested Shares of Restricted Stock and will be subject to all of the conditions and restrictions which were applicable to the unvested Shares of Restricted Stock pursuant to the Award Agreement. The Administrator in its absolute discretion at any time may accelerate the vesting of all or any portion of such new or additional shares of stock, cash or securities, rights or warrants to purchase securities or shares or other securities acquired by the exercise of such rights or warrants.

(g) The Company may instruct the transfer agent for its Common Stock to place a legend on the certificates representing these Shares of Restricted Stock or otherwise note its records as to the restrictions on transfer set forth in the Award Agreement.

3. Vesting Schedule. Except as provided in Section 4, and subject to Section 5, the Shares of Restricted Stock awarded by the Award Agreement will vest in accordance with the vesting provisions set forth in the Notice of Grant. Shares of Restricted Stock scheduled to vest on a certain date or upon the occurrence of a certain condition will not vest in accordance with any of the provisions of the Award Agreement, unless Participant will have been continuously a Service Provider from the Date of Grant until the date such vesting occurs.

For purposes of this Award of Restricted Stock, Participant’s status as a Service Provider will be considered terminated as of the date that Participant is no longer actively providing services to the Company or any Parent or Subsidiary of the Company (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is employed or providing services, or the terms of Participant’s employment or service agreement, if any), and unless otherwise provided in the Award Agreement (for example, as set forth in the Notice of Grant) or determined by the Administrator, Participant’s right to vest in this Award of Restricted Stock under the Plan, if any, will terminate as of such date and will not be extended by any notice period (e.g., Participant’s period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where Participant is employed or providing services, or the terms of Participant’s employment or service agreement, if any). The Administrator shall have the exclusive discretion to determine when Participant is no longer actively providing services for purposes of this Award of Restricted Stock (including whether Participant may still be considered to be providing services while on a leave of absence).

4. Administrator Discretion. The Administrator, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the unvested Shares of Restricted Stock at any time, subject to the terms of the Plan. If so accelerated, such Shares of Restricted Stock will be considered as having vested as of the date specified by the Administrator.

5. Forfeiture upon Termination of Status as a Service Provider. Notwithstanding any contrary provision of the Award Agreement, the balance of these Shares of Restricted Stock that have not vested as of the time of Participant’s termination as a Service Provider, for any or no reason, will be immediately forfeited and automatically transferred to and reacquired by the Company at no cost to the Company upon the date of such termination, and Participant will have no further rights thereunder. Participant will not be entitled to a refund of the price paid for the Shares of Restricted Stock, if any, returned to the Company pursuant to this Section 5. Participant hereby appoints the Escrow Agent with full power of substitution, as Participant’s true and lawful attorney-in-fact with irrevocable power and authority in the name and on behalf of Participant to take any action and execute all documents and instruments, including, without limitation, stock powers which may be necessary to transfer the certificate or certificates evidencing such unvested Shares to the Company upon such termination of service.

6. Death of Participant. Any distribution or delivery to be made to Participant under the Award Agreement will, if Participant is then deceased, be made to Participant’s designated beneficiary, or if no beneficiary survives Participant, the administrator or executor of Participant’s estate. Any such transferee must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.

Notwithstanding the foregoing, if Participant is a Service Provider outside the United States, Participant will not be permitted to designate a beneficiary, and in the event of Participant’s death, any distribution or delivery to be made to Participant under the Award Agreement will be made to Participant’s legal heirs or representatives.

7. Taxes.

(a) Responsibility for Taxes. Notwithstanding any contrary provision of the Award Agreement, no certificate representing these Shares will be released from the escrow established pursuant to Section 2 unless and until satisfactory arrangements (as determined by the Administrator) will have been made by Participant with respect to the payment of Tax Obligations which the Company or, if different, the Parent or Subsidiary employing or retaining Participant (the “Employer”) determines must be withheld with respect to such Shares. In this regard, Participant acknowledges and agrees that:

(i) Participant is ultimately responsible for all Tax Obligations and Participant’s liability for Tax Obligations may exceed the amount withheld by the Company and/or the Employer, if any;

(ii) the Company and/or the Employer make no representations or undertakings regarding the treatment of any Tax Obligations in connection with any aspect of this Award of Restricted Stock, including, but not limited to, the grant or vesting of these Shares of Restricted Stock, the subsequent sale of Shares released from the escrow established pursuant to Section 2 and the receipt of any dividends;

(iii) the Company and/or the Employer do not commit to and are under no obligation to structure the terms of the grant or any aspect of this Award of Restricted Stock to reduce or eliminate Participant’s liability for Tax Obligations or achieve any particular tax result;

(iv) the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax Obligations in more than one jurisdiction if Participant is subject to tax in more than one jurisdiction; and

(v) if Participant fails to make satisfactory arrangements for the payment of any Tax Obligations at the time any applicable Shares of Restricted Stock otherwise are scheduled to vest pursuant to Section 3 or 4 or at any other time any Tax Obligations related to Shares of Restricted Stock otherwise are due, Participant will permanently forfeit such Shares of Restricted Stock, and such Shares of Restricted Stock will be returned to the Company at no cost to the Company.

(b) Withholding of Taxes. Prior to any relevant taxable or tax withholding event, as applicable, Participant will pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all withholding and payment obligations of Tax Obligations of the Company and/or the Employer. In this regard, Participant authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax Obligations by one or more of the following methods:

(i) withholding from Participant’s wages or other cash compensation paid to Participant by the Company and/or the Employer;

(ii) withholding from proceeds of the sale of Shares released from the escrow established pursuant to Section 2, either through a voluntary sale or through a mandatory sale arranged by the Company (on Participant’s behalf pursuant to this authorization) without further consent from Participant; and/or

(iii) by withholding Shares that would otherwise be released from the escrow established pursuant to Section 2 with a Fair Market Value (as defined in the Plan unless otherwise determined by the Administrator) equal to the applicable amount of any Tax Obligations required to be withheld.

Alternatively, or in addition to the withholding methods above, if permissible under Applicable Laws, the Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit or require Participant to satisfy his or her obligations for Tax Obligations, in whole or in part (without limitation) by delivery of cash or check to the Company or the Employer.

Depending on the method of withholding, the Company may withhold or account for Tax Obligations by considering minimum or other applicable withholding rates, including maximum applicable rates, in which case Participant will receive a cash refund of any over-withheld amount not remitted to applicable tax authorities on Participant’s behalf and Participant will have no entitlement to receive the equivalent amount in Shares. If the obligation for Tax Obligations is satisfied by withholding in Shares, for tax purposes, Participant is deemed to have received the full number of Shares released from the escrow established pursuant to Section 2, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax Obligations.

8. Rights as Stockholder. Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares (which may be in book entry form) will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to Participant (including through electronic delivery to a brokerage account) or the Escrow Agent. Except as provided in Section 2, after such issuance, recordation and delivery, Participant will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.

9. No Guarantee of Continued Service. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF THESE SHARES OF RESTRICTED STOCK PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER OF THE COMPANY OR A PARENT OR SUBSIDIARY OF THE COMPANY AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS RESTRICTED STOCK OR ACQUIRING SHARES HEREUNDER. PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THE AWARD AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL AND WILL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE COMPANY (OR ANY PARENT OR SUBSIDIARY OF THE COMPANY EMPLOYING OR RETAINING PARTICIPANT) TO TERMINATE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

10. Nature of Grant. In accepting the grant of this Award of Restricted Stock, Participant acknowledges, understands and agrees that:

(a) the grant of this Award of Restricted Stock is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of Awards of Restricted Stock, or benefits in lieu of Awards of Restricted Stock, even if Awards of Restricted Stock have been granted in the past;

(b) all decisions with respect to future grants of Awards of Restricted Stock or other grants, if any, will be at the sole discretion of the Company;

(c) Participant is voluntarily participating in the Plan;

(d) this Award of Restricted Stock and the income and value of the same are not intended to replace any pension rights or compensation;

(e) this Award of Restricted Stock and the income and value of the same are not part of normal or expected compensation for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement benefits or payments or welfare benefits or similar payments;

(f) the future value of vested Shares of Restricted Stock is unknown, indeterminable and cannot be predicted with certainty;

(g) unless otherwise agreed with the Company, these Shares of Restricted Stock, and the income and value of the same, are not granted as consideration for, or in connection with, the service Participant may provide as a director of a Subsidiary;

(h) unless otherwise provided in the Plan or by the Company in its discretion, this Award of Restricted Stock and the benefits evidenced by the Award Agreement do not create any entitlement to have this Award of Restricted Stock or any such benefits transferred to, or assumed by, another company nor be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Shares; and

(i) in addition to subsections (a) through (h) above, the following provisions will also apply if Participant is a Service Provider outside the United States (“U.S.”):

(i) this Award of Restricted Stock, and the income and value of the same, are not part of normal or expected compensation or salary for any purpose;

(ii) none of the Company, the Employer or any Parent or Subsidiary of the Company shall be liable for any foreign exchange rate fluctuation between Participant’s local currency and the U.S. dollar that may affect the value of this Award of Restricted Stock or of any amounts due to Participant pursuant to the release of these Shares of Restricted Stock from the escrow established pursuant to Section 2 or the subsequent sale of any Shares released from such escrow; and

(iii) no claim or entitlement to compensation or damages shall arise from forfeiture of these Shares of Restricted Stock resulting from the termination of Participant’s status as a Service Provider (for any reason whatsoever whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is a Service Provider, or the terms of Participant’s employment or service agreement, if any), and in consideration of the grant of this Award of Restricted Stock to which Participant is otherwise not entitled, Participant irrevocably agrees never to institute any claim against the Company, the Employer, or any Parent or Subsidiary of the Company, waives his or her ability, if any, to bring any such claim, and releases the Company, the Employer, and any Parent or Subsidiary of the Company from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, Participant shall be deemed irrevocably to have agreed not to pursue such claim and agrees to execute any and all documents necessary to request dismissal or withdrawal of such claim.

11. No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan, or Participant’s acquisition or sale of these Shares of Restricted Stock. Participant should consult with his or her own personal tax, legal and financial advisors regarding the U.S. federal, state, local and foreign tax consequences of this investment and the transactions contemplated by the Award Agreement and all other aspects of Participant’s participation in the Plan before taking any action related to the Plan.

12. Data Privacy. Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Participant’s personal data as described in the Award Agreement and any other grant materials related to this Award of Restricted Stock (“Data”) by and among, as applicable, the Employer, the Company and any Parent or Subsidiary of the Company for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan.

Participant understands that Data may include certain personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of any entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor, for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan.

Participant understands that Data will be transferred to Charles Schwab & Co., Inc. or such other stock plan service provider as may be selected by the Company in the future (the “Designated Broker”) or a designated payroll provider as may be selected by the Company in the future (the “Designated Payroll Provider”), all of which are assisting the Company with the implementation, administration and management of the Plan. Participant understands that the recipients of Data may be located in the U.S. or elsewhere, and that a recipient’s country of operation (e.g., the U.S.) may have different data privacy laws and protections than Participant’s country. Participant understands that if he or she resides outside the U.S., he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. Participant authorizes the Company, the Designated Broker, the Designated Payroll Provider and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purposes of implementing, administering and managing Participant’s participation in the Plan. Participant understands that Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan. Participant understands that if he or she resides outside the U.S., he or she may, at any time, view Data, request information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative. Further, Participant understands that he or she is providing the consents herein on a purely voluntary basis. If Participant does not consent, or if Participant later seeks to revoke his or her consent, his or her status as a Service Provider and career with the Employer will not be affected; the only consequence of refusing or withdrawing Participant’s consent is that the Company would not be able to grant Participant Shares of Restricted Stock or other equity awards or administer or maintain such awards. Therefore, Participant understands that refusing or withdrawing his or her consent may affect his or her ability to participate in the Plan. For more information on the consequences of his or her refusal to consent or withdrawal of consent, Participant understands that he or she may contact his or her local human resources representative.

13. Address for Notices. Any notice to be given to the Company under the terms of the Award Agreement will be addressed to the Company at Apptio, Inc., 11100 NE 8th Street, Suite 600, Bellevue, WA 98004, Attention: General Counsel or at such other address as the Company may hereafter designate in writing.

14. Non-transferability of Unvested Shares of Restricted Stock. Except to the limited extent provided in Section 6, the unvested Shares of Restricted Stock awarded by the Award Agreement and the rights and privileges conferred hereby will not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of the unvested Shares of Restricted Stock awarded by the Award Agreement, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this Award of Restricted Stock and the rights and privileges conferred hereby immediately will become null and void.

15. Successors and Assigns. The Company may assign any of its rights under the Award Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, the Award Agreement shall be binding upon Participant and his or her heirs, executors, administrators, successors and assigns. The rights and obligations of Participant under this Agreement may only be assigned with the prior written consent of the Company.

16. Binding Agreement. Subject to the limitation on the transferability of this grant contained herein, the Award Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

17. Additional Conditions to Issuance of Shares or Release from Escrow. If at any time the Company will determine, in its discretion, that the listing, registration, qualification or rule compliance of the Shares upon any securities exchange or under any U.S. federal, state, local or foreign law, the tax code and related regulations or under the rulings or regulations of the U.S. Securities and Exchange Commission (the “SEC”) or any other governmental regulatory body or the clearance, consent or approval of the SEC or any other governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to Participant (or his or her estate) hereunder or the release such Shares from the escrow established pursuant to Section 2, such issuance or release will not occur unless and until such listing, registration, qualification, rule compliance, clearance, consent or approval will have been completed, effected or obtained free of any conditions not acceptable to the Company. Where the Company determines that the delivery of any Shares will violate federal securities laws or other Applicable Laws, the Company will defer delivery until the earliest date at which the Company reasonably anticipates that the delivery of Shares will no longer cause such violation. The Company will make all reasonable efforts to meet the requirements of any such Applicable Laws or securities exchange and to obtain any such consent or approval of any such governmental authority or securities exchange.

18. Plan Governs. The Award Agreement is subject to all terms and provisions of the Plan. In the event of a conflict between one or more provisions of the Award Agreement and one or more provisions of the Plan, the provisions of the Plan will govern.

19. Interpretation. The Administrator will have the power to interpret the Plan and the Award Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any of these Shares of Restricted Stock have vested). All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon Participant, the Company and all other interested persons. No member of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Award Agreement.

20. Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to this Award of Restricted Stock or future Awards of Restricted Stock that may be granted under the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or third party designated by the Company.

21. Agreement Severable. In the event that any provision in the Award Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of the Award Agreement.

22. Modifications to the Award Agreement. The Plan is established voluntarily by the Company, it is discretionary in nature, and the Company, in its discretion, may elect to terminate, suspend or modify the terms of the Plan at any time, to the extent permitted by the Plan. Participant agrees to be bound by such termination, suspension or modification regardless of whether notice is given to Participant of such event. The Company reserves the right to revise the Award Agreement as it deems necessary or advisable, in its sole discretion and without the consent of Participant, to comply with Section 409A or to otherwise avoid imposition of any additional tax or income recognition under Section 409A in connection with this Award of Restricted Stock. Further, the Company reserves the right to impose other requirements on Participant’s participation in the Plan, on this Award of Restricted Stock and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require Participant to execute any additional agreements or undertakings that may be necessary to accomplish the foregoing. Other modifications to the Award Agreement or the Plan can be made only in an express written contract executed by Participant and a duly authorized officer of the Company.

23. Waiver. Participant acknowledges that a waiver by the Company of breach of any provision of the Award Agreement shall not operate or be construed as a waiver of any other provision of the Award Agreement, or of any subsequent breach by Participant or any other Participant.

24. Governing Law and Venue. The Award Agreement will be governed by the laws of Washington, without giving effect to the conflict of law principles thereof. For purposes of litigating any dispute that arises under the Award Agreement, the parties hereby submit to and consent to the jurisdiction of the State of Washington, and agree that such litigation will be conducted in the courts of King County, Washington, or the federal courts for the United States for the Western District of Washington, and no other courts, where this Award of Restricted Stock is made and/or to be performed.

25. Language. If Participant has received the Award Agreement or any other document related to the Shares of Restricted Stock or the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

26. Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of the Award Agreement.

27. Insider-Trading/Market-Abuse Laws. Participant acknowledges that, depending on Participant’s country, Participant may be subject to insider-trading restrictions and/or market-abuse laws, which may affect Participant’s ability to purchase or sell Shares under the Plan during such times as Participant is considered to have “inside information” regarding the Company (as defined by the laws in Participant’s country). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider-trading policy. Participant is responsible for complying with any applicable restrictions, so Participant is advised to speak to Participant’s personal legal advisor for further details regarding any applicable insider-trading and/or market-abuse laws in Participant’s country.

28. Foreign Asset/Account Reporting Requirements and Exchange Controls. Participant acknowledges that Participant’s country may have certain foreign asset and/or foreign account reporting requirements and exchange controls which may affect Participant’s ability to acquire or hold Shares acquired under the Plan or cash received from participating in the Plan (including from any dividends paid on Shares acquired under the Plan) in a brokerage or bank account outside Participant’s country. Participant may be required to report such accounts, assets or transactions to the tax or other authorities in Participant’s country. Participant also may be required to repatriate sale proceeds or other funds received as a result of Participant’s participation in the Plan to Participant’s country through a designated bank or broker within a certain time after receipt. Participant acknowledges that it is Participant’s responsibility to be compliant with such regulations, and Participant is advised to consult Participant’s personal legal advisor for any details.

29. Entire Agreement. The Plan is incorporated herein by reference. The Plan and the Award Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof. Participant expressly warrants that he or she is not accepting the Award Agreement in reliance on any promises, representations, or inducements other than those contained herein.

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